Exhibit 99.1

FleetCor to Acquire STP, a Leading Electronic Toll Payment Company

Acquisition Expected to be Immediately Accretive to Earnings Upon Closing

NORCROSS, Ga.—(BUSINESS WIRE)—Mar. 15, 2016— FleetCor Technologies, Inc. (NYSE: FLT) announced today that it has signed a definitive agreement to acquire Serviços e Tecnologia de Pagamentos S.A. (“STP”), from a shareholder group including concessionaires CCR S.A. and Arteris S.A., Raizen Combustiveis S.A. (a joint venture between Shell and Cosan), and others, for approximately $1.05 billion USD1.

STP, which operates under the brand Sem Parar, is Brazil’s leading electronic toll payments company, with near universal acceptance nationally. Using RFID technology, STP-issued tags and stickers process approximately $2.5 billion USD in toll, parking, and fuel payments annually for over 4.5 million active users. STP also provides cardless fuel payments at an expanding number of Shell sites throughout Brazil. The company has approximately 2,200 employees and is headquartered in Sao Paulo, Brazil.

“We have followed STP’s growth and development for many years and are excited today to announce this transaction,” said Ron Clarke, chairman and chief executive officer of FleetCor Technologies, Inc. “We believe that the acquisition will result in substantial synergies as we implement our operating disciplines and consolidate with our other Brazil lines of business.”

Transaction Details

The transaction price is denominated in Reals and is stated in the agreement at R$4.086 billion BRL, which is subject to adjustment through closing. We anticipate the price at closing will be approximately R$4.2 billion BRL, which is approximately $1.05 billion USD1. FleetCor will finance the acquisition using a combination of existing cash and borrowings under FleetCor’s existing credit facility. The Company expects the acquisition to close in the third quarter of 2016, subject to regulatory approval and the satisfaction of customary closing conditions.

“We expect the acquisition to be accretive to earnings in 2016, in the range of $0.10 – 0.13 USD depending on timing of close. While our financial leverage will increase, we expect to de-lever quickly from the combined cash flow of the businesses,” said Eric Dey, chief financial officer of FleetCor Technologies, Inc. “Following the completion of the acquisition, we will have sufficient liquidity for future corporate development as well as share repurchases.”

Rationale

The acquisition of STP will provide:

•	Immediate cash EPS accretion, with long term EPS growth potential

•	Enhanced scale in Brazil to support our broader ambitions in workforce payments

•	An innovative, cardless fuel payments solution with FleetCor’s global partner, Shell

Conference Call

The Company will host a conference call today at 9:00AM ET to discuss the acquisition. The conference call can be accessed live over the phone by dialing (877) 407-0784, or for international callers (201) 689-8560. The company has posted a presentation that it intends to use during the conference call, which will also be available on the “Investor Relations” page of the company’s website.

A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 13633024. The replay will be available until March 22, 2016. The call will be webcast live from the company’s investor relations website at investor.fleetcor.com.

[1]	FX of 4.00:1.00 BRL: USD used throughout the press release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FleetCor’s beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project,” “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology. Examples of forward-looking statements in this press release include statements relating to the anticipated consummation of the acquisition, its accretiveness to earnings, operating synergies, and its impact on future opportunities and long-term grown in electronic toll payments, and the impact on our liquidity. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement, such as failure to complete, or delays in completing, this acquisition or other anticipated new partnership arrangements or acquisitions; failure to successfully integrate or otherwise achieve anticipated benefits from this acquisition or other partnerships or acquired businesses; the impact of foreign exchange rates on acquisition prices, operations, revenue and income; fuel price and spread volatility; changes in credit risk of customers and associated losses; the actions of regulators relating to payment cards or resulting from investigations; failure to maintain or renew key business relationships; failure to maintain competitive offerings; failure to maintain or renew sources of financing; the effects of general economic conditions on fueling patterns and the commercial activity of fleets, as well as the other risks and uncertainties identified under the caption “Risk Factors” in FleetCor’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on February 29, 2016. FleetCor believes these forward-looking statements are reasonable; however, forward-looking statements are not a guarantee of performance, and undue reliance should not be placed on such statements. The forward-looking statements included in this press release are made only as of the date hereof, and FleetCor does not undertake, and specifically disclaims, any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

About FleetCor

FleetCor is a leading global provider of fuel cards and workforce payment products to businesses. FleetCor’s payment programs enable businesses to better control employee spending and provide card-accepting merchants with a high volume customer base that can increase their sales and customer loyalty. FleetCor serves commercial accounts in North America, Latin America, Europe, and Australia/New Zealand. For more information, please visit www.FLEETCOR.com.

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Source: FleetCor Technologies, Inc.

FleetCor Technologies, Inc.

Investor Relations

770-729-2017

investor@fleetcor.com